Exhibit 99.3

WMB STATEMENT RE GEOHEDRAL

WE RECOGNIZE THAT IT’S BEEN QUITE SOME TIME SINCE WE MADE OUR LAST NEWS RELEASE CONCERNING GEOHEDRAL ON FEBRUARY 23.

AS WE INDICATED IN THAT RELEASE, THE PRICES OF BOTH GOLD AND SILVER HAVE MOVED UP IN RECENT MONTHS WHILE THE PRICES OF BOTH MAGNETITE AND ILMENITE HAVE MOVED DOWN. ACCORDINGLY, GEOHEDRAL’S BOARD OF MANAGERS HAS DIRECTED THE COMPANY TO FOCUS ITS CURRENT EFFORTS ON THE AREAS WITHIN ITS PROJECT AREA THAT APPEAR TO HAVE THE MOST POTENTIAL FOR CONTAINING COMMERCIALLY MEANINGFUL AMOUNTS OF GOLD AND SILVER.

SINCE FEBRUARY GEOHEDRAL HAS BEEN MOVING FORWARD DILIGENTLY ON THE PROJECT. IT IS NOW IN THE MIDDLE OF A $1,800,000 CASH CALL TO GIVE IT THE NECESSARY FUNDS TO CONTINUE FORWARD. WE CAN ASSURE THAT THINGS ARE MOVING IN THE RIGHT DIRECTION, AND WE EXPECT TO BE PLEASED WITH THE RESULTS.

MEANWHILE WE MUST ASK YOU TO BEAR WITH US UNTIL WE CAN BRING YOU UP-TO-DATE ON GEOHEDRAL’S CURRENT ACTIVITIES. AS WE INDICATED IN OUR FEBRUARY 23 NEWS RELEASE, OUR ENTHUSIASM FOR THE POTENTIAL OF THE PROJECT CONTINUES TO INCREASE.

WE HOPE TO BE IN A POSITION TO ISSUE A MEANINGFUL STATEMENT WITHIN THE NEXT 60 DAYS. UNTIL SUCH A STATEMENT HAS BEEN RELEASED, OUR SECURITIES COUNSEL ADVISES THAT WE SHOULD HAVE NO FURTHER COMMENT.